UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 29, 2008

Pyramid Breweries Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-27116	91-1258355
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

91 S. Royal Brougham Way, Seattle, Washington		98134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-682-8322

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously reported by Pyramid Breweries Inc. (the "Company") in its Form 10-Q for the fiscal quarter ended September 30, 2007, a former alehouse employee has commenced an action against the Company in California state court (Taylor v. Pyramid Breweries Inc., et al, Case No. 07AS02039, Sacramento California Superior Court) alleging that he and other employees (in the Company’s alehouses in Sacramento, where plaintiff worked, and in Berkeley and Walnut Creek) were denied adequate opportunity to take meal and rest breaks as required by California law. The suit was filed as a potential class action, but no motion requesting certification of the case as a class action has been filed.

Discovery in the case has commenced. No trial date has been set. Mediation is scheduled for April 2008. If the Company were to agree to a settlement as a result of the mediation, it would be on a classwide basis, requiring court approval.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pyramid Breweries Inc.

February 29, 2008	By:	/s/ Michael R. O'Brien

Name: Michael R. O'Brien
Title: Chief Financial Officer and Vice President of Finance